SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: December 2, 2003
Date of earliest event reported: December 2, 2003

PFIZER INC.
(Exact name of registrant as specified in its charter)
Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017 (Zip Code)

(Address of principal executive offices)

Registrant's telephone number, including area code:

(212) 573-2323

Item 5. Other Events and Regulation FD Disclosure

On December 2, 2003, Pfizer Inc. and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services L.L.C.) agreed to amend the Rights Agreement that they had entered into on October 6, 1997 (the "Agreement") to change the Final Expiration Date, as defined in the Agreement, to December 31, 2003. A copy of Amendment No. 1 to the Agreement is included as Exhibit 99 to this report and is incorporated herein by reference.
Item 7(c).		Exhibits
Exhibit 99	-	Amendment No. 1 dated December 2,2003, to the Rights Agreement dated October 6, 1997 between Pfizer Inc. and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services L.L.C.)

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.
By: /s/Margaret M. Foran ____________________________ Margaret M. Foran Title: Vice President-Corporate Governance and Secretary

Dated: December 2, 2003

EXHIBIT INDEX
Exhibit No.	Description
99	Amendment No. 1 dated December 2, 2003, to the Rights Agreement dated October 6, 1997 between Pfizer Inc. and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services L.L.C.)